Exhibit 99.1

SPECIAL MEETING OF STOCKHOLDERS OF FIRST HAWAIIAN, INC. October 29, 2026 10:00 a.m. Hawaii Standard Time Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 00030000300000000000 1 102926 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reduc-ing costs, clutter and paper waste. Enroll today at equiniti.com/us/ast-access. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting. This proxy is revocable and, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2. This proxy also confers discretionary authority to vote on matters incident to the conduct of the Special Meeting. 1. A proposal to approve the issuance of First Hawaiian, Inc. com-mon stock in connection with the merger of Horizon Merger Sub, Inc. (“Merger Sub”) with and into TriCo Bancshares (“TriCo”) as merger consideration to holders of TriCo common stock pur-suant to the Agreement and Plan of Reorganization and Merger, dated July 12, 2026, by and among First Hawaiian, Inc., TriCo and Merger Sub (including for purposes of complying with Nasdaq Listing Rule 5635(a). 2. A proposal to adjourn the Special Meeting, if necessary or appro-priate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the First Hawaiian share issuance proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospec-tus is timely provided to holders of First Hawaiian, Inc. common stock. FOR AGAINST ABSTAIN

SPECIAL MEETING OF STOCKHOLDERS OF

FIRST HAWAIIAN, INC.

October 29, 2026

10:00 a.m. Hawaii Standard Time

PROXY VOTING INSTRUCTIONS

INTERNET - Access **www.voteproxy.com** and follow the instructions or scan the QR Code with your smartphone. Have this proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **+1-201-299-4446** worldwide from any touch-tone telephone and follow the instructions. Have this proxy card available when you call.

Vote online or by phone until 11:59 p.m. Eastern Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please visit https://edge.media-server.com/mmc/p/6mdoau7t (password: **fh2026**) and be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today at equiniti.com/us/ast-access.

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00030000300000000000 1 102926

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting. This proxy is revocable and, when properly executed, will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR Proposals 1 and 2.** This proxy also confers discretionary authority to vote on matters incident to the conduct of the Special Meeting.

	FOR	AGAINST	ABSTAIN
1. A proposal to approve the issuance of First Hawaiian, Inc. common stock in connection with the merger of Horizon Merger Sub, Inc. ("Merger Sub") with and into TriCo Bancshares ("TriCo") as merger consideration to holders of TriCo common stock pursuant to the Agreement and Plan of Reorganization and Merger, dated July 12, 2026, by and among First Hawaiian, Inc., TriCo and Merger Sub (including for purposes of complying with Nasdaq Listing Rule 5635(a).	☐	☐	☐
2. A proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the First Hawaiian share issuance proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of First Hawaiian, Inc. common stock.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 FIRST HAWAIIAN, INC. Proxy for Special Meeting of Stockholders on October 29, 2026 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Tertia M. Freas, Michael K. Fujimoto and C. Scott Wo, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at a Special Meeting of Stockholders of First Hawaiian, Inc., to be held on October 29, 2026, at 10:00 a.m. Hawaii Standard Time virtually at https://edge.media-server.com/mmc/p/6mdoau7t (password: fh2026), and at any adjournments or postponements thereof, and hereby revokes all previous proxies for said meeting, as follows: (Continued and to be signed on the reverse side.) 1.1